Exhibit 99.1

6 February 2018

Janus Henderson Group plc reports fourth quarter 2017 diluted EPS of US$2.32,

or US$0.73 on an adjusted basis

•                  Merger successfully completed in 2017 and integration proceeding ahead of expectations

•                  Strong investment performance across all time periods, with 76%, 66% and 79% of assets under management (“AUM”) outperforming benchmarks on a 1, 3 and 5 year basis, respectively, as at 31 December 2017

•                  AUM increased to US$370.8 billion, up 3% from 30 September 2017 and up 16% from 31 December 2016 on a pro forma basis

•                  Total revenue increased 10% quarter over quarter driven by performance fees and higher average AUM

•                  GAAP operating margin of 33.2% and adjusted operating margin of 43.6% in fourth quarter 2017

LONDON — Janus Henderson Group plc (NYSE:JHG, ASX:JHG, “JHG” or “the Group”) published its fourth quarter and full year 2017 results for the period ended 31 December 2017.

Fourth quarter 2017 net income attributable to JHG of US$471.7 million compared to net income attributable to JHG of US$99.5 million in the third quarter 2017 (fourth quarter 2016: US$37.8 million). Fourth quarter 2017 net income attributable to JHG included a one-time non-cash tax benefit of US$340.7 million related to new US tax legislation. Net income attributable to JHG on an adjusted basis, adjusted for the one-time non-cash tax benefit and acquisition and transaction related costs, of US$147.9 million increased 30% compared with US$114.2 million in the third quarter 2017 (fourth quarter 2016 pro forma: US$95.1 million).

Fourth quarter 2017 diluted earnings per share of US$2.32 compared to US$0.49 diluted earnings per share in the third quarter 2017 (fourth quarter 2016: US$0.33). Fourth quarter 2017 diluted earnings per share included US$1.67 per diluted share related to the new US tax legislation. Diluted earnings per share on an adjusted basis of US$0.73 increased 30% compared to US$0.56 in the third quarter 2017 (fourth quarter 2016 pro forma: US$0.46).

Dick Weil and Andrew Formica, co-Chief Executive Officers of Janus Henderson Group plc, stated:

“2017 was a landmark year for Janus Henderson Group. As we look back on accomplishments, we are extremely proud of what the firm delivered for clients and shareholders and immensely grateful for the tireless contributions of our employees, who have made the creation of our new firm possible.

“Investment performance is strong, which is a testament to the quality of our investment teams and an endorsement of our commitment to active management. Despite outflows in 2017, we continue to see strong levels of engagement and support from our clients globally and remain encouraged by developing relationships. In 2017, we delivered substantial growth in profitability, top-line results and cash flow generation, and we are pleased that we are on track to deliver cost savings greater than originally promised.

“As we look ahead to 2018, we are well-positioned to take advantage of the momentum we are seeing in many areas of our business. Certainly, there is still work to be done; however, we remain committed to providing superior client, shareholder and employee experiences and are excited about the future for Janus Henderson.”

The Group presents its financial results in US Dollars (“US$” or “USD”) and in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”) which includes the results of Janus Capital Group from the Merger closing date. However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on a pro forma adjusted basis. See adjusted statements of income reconciliation for additional information.

SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three months ended			Year ended
(in US$ millions, except per share data or as noted)	31 Dec 2017	30 Sep 2017	31 Dec 2016	31 Dec 2017	31 Dec 2016
GAAP basis:
Revenue	592.0	537.4	243.4	1,743.7	999.9
Operating expenses	395.4	399.2	197.4	1,301.4	767.8
Operating income	196.6	138.2	46.0	442.3	232.1
Operating margin	33.2%	25.7%	18.9%	25.4%	23.2%
Net income attributable to JHG	471.7	99.5	37.8	655.5	189.0
Diluted earnings per share	2.32	0.49	0.33	3.93	1.66

	Three months ended			Year ended
(in US$ millions, except per share data or as noted)	31 Dec 2017	30 Sep 2017	31 Dec 2016 (pro forma)	31 Dec 2017 (pro forma)	31 Dec 2016 (pro forma)
Adjusted basis(1):
Revenue	505.3	454.6	415.0	1,848.1	1,668.5
Operating expenses	284.9	286.2	269.2	1,116.2	1,103.4
Operating income	220.4	168.4	145.8	731.9	565.1
Operating margin	43.6%	37.0%	35.1%	39.6%	33.9%
Net income attributable to JHG	147.9	114.2	95.1	504.4	400.0
Diluted earnings per share	0.73	0.56	0.46	2.48	1.94

Fourth quarter 2017 adjusted revenue of US$505.3 million increased 11% from US$454.6 million in the third quarter 2017, driven by strong performance fees. Performance fees improved by US$35.6 million due to seasonality and strong investment performance. Management fees grew 3%, driven by a 4% increase in average AUM. Fourth quarter 2017 adjusted operating income of US$220.4 million increased 31% from US$168.4 million in the third quarter 2017, primarily driven by higher performance fees.

Full year 2017 pro forma adjusted revenue of US$1,848.1 million increased 11% from full year 2016 pro forma adjusted revenue of US$1,668.5 million. Strong markets and FX resulted in a 9% increase in average AUM in 2017, driving a US$107.5 million year over year improvement in pro forma management fees. As a result of strong investment performance, pro forma performance fees increased by US$66.5 million year over year. Full year 2017 pro forma adjusted operating income of US$731.9 million increased 30% from US$565.1 million in 2016, and the pro forma adjusted operating margin improved by 5.7ppt to 39.6%.

DIVIDEND

On 5 February 2018, the Board of Directors of JHG declared a fourth quarter dividend in respect of the three months ended 31 December 2017 of US$0.32 per share. Shareholders on the register on the record date of 16 February 2018 will be paid the dividend on 2 March 2018. Dividends are not franked, and JHG does not offer a dividend reinvestment plan.

Net tangible assets / (liabilities) per share

	31 Dec 2017 US$	31 Dec 2016 US$
Net tangible assets / (liabilities) per ordinary share	$0.68	$4.85

(1)See adjusted statements of income reconciliation for additional information.

AUM AND FLOWS

Data for periods prior to and including second quarter 2017 present pro forma AUM and flows of JHG as if the Merger had occurred at the beginning of the period shown.

Total Group AUM and flows

	Three months ended			Year ended
(in US$ billions)	31 Dec 2017	30 Sep 2017	31 Dec 2016 (pro forma)	31 Dec 2017 (pro forma)	31 Dec 2016 (pro forma)
Opening AUM	360.5	344.9	326.2	319.2	324.7
Sales	20.0	18.3	20.9	77.9	73.3
Redemptions	(22.9)	(17.6)	(23.0)	(88.1)	(81.7)
Net sales / (redemptions)	(2.9)	0.7	(2.1)	(10.2)	(8.4)
Market / FX	13.2	14.9	(4.9)	62.5	2.9
Acquisitions / (disposals)	—	—	—	(0.7)	—
Closing AUM	370.8	360.5	319.2	370.8	319.2

Fourth quarter 2017 AUM and flows by capability

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
AUM 30 Sep 2017	182.3	79.4	49.0	30.2	19.6	360.5
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales / (redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market / FX	8.1	0.5	2.5	1.6	0.5	13.2
AUM 31 Dec 2017	189.7	80.1	49.9	31.6	19.5	370.8

2017 pro forma AUM and flows by capability

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
AUM 31 Dec 2016	153.3	73.7	46.5	28.0	17.7	319.2
Sales	39.4	21.6	5.1	4.1	7.7	77.9
Redemptions	(40.7)	(21.6)	(12.7)	(5.5)	(7.6)	(88.1)
Net sales / (redemptions)	(1.3)	—	(7.6)	(1.4)	0.1	(10.2)
Market / FX	37.7	6.5	11.0	5.0	2.3	62.5
Acquisitions / (disposals)	—	(0.1)	—	—	(0.6)	(0.7)
AUM 31 Dec 2017	189.7	80.1	49.9	31.6	19.5	370.8

Average AUM

	Three months ended			Year ended
(in US$ billions)	31 Dec 2017	30 Sep 2017	31 Dec 2016 (pro forma)	31 Dec 2017 (pro forma)	31 Dec 2016 (pro forma)
Average AUM:
Equities	185.9	178.2	150.8	172.8	148.8
Fixed Income	80.2	78.5	74.0	77.6	74.2
Quantitative Equities	49.7	47.8	46.1	48.2	47.5
Multi-Asset	30.9	29.1	27.7	29.5	28.4
Alternatives	19.4	19.1	18.1	18.4	19.4
Total	366.1	352.7	316.7	346.5	318.3

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as at 31 December 2017)

Capability	1 year	3 years	5 years
Equities	64%	60%	67%
Fixed Income	93%	95%	98%
Quantitative Equities	90%	27%	87%
Multi-Asset	86%	87%	89%
Alternatives	93%	76%	100%
Total	76%	66%	79%

Note:                  Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 3% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as at 31 December 2017)

Capability	1 year	3 years	5 years
Equities	63%	59%	87%
Fixed Income	43%	36%	87%
Quantitative Equities	24%	64%	50%
Multi-Asset	82%	83%	84%
Alternatives	59%	25%	32%
Total	61%	56%	82%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 73% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10 year period ended 31 December 2017. For the 1, 3, 5 and 10 year periods ending 31 December 2017, 51%, 52%, 62% and 58% of the 215, 200, 179 and 130 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. Data presents the pro forma assets as if the Merger had occurred at the beginning of the period shown. © 2017 Morningstar, Inc. All Rights Reserved.

FULL YEAR 2017 (AUDITED) AND FIRST QUARTER 2018 RESULTS

JHG intends to publish its audited 2017 full year results on Wednesday 28 February 2018 and intends to publish its first quarter 2018 results on Wednesday 9 May 2018.

FOURTH QUARTER AND FULL YEAR 2017 EARNINGS CALL INFORMATION

Co-Chief Executive Officers, Andrew Formica, Dick Weil and Chief Financial Officer, Roger Thompson will present these results on 6 February 2018 in a conference call and webcast to be held at 1pm GMT, 8am EST, 12am AEDT (7 February).

Those wishing to participate should call:

United Kingdom	0800 404 7656 (toll free)
US & Canada	888 427 9414 (toll free)
Australia	1 800 094 765 (toll free)
All other countries:	+1 719 325 2157 (this is not a toll free number)
Conference ID:	4988404

Access to the webcast and accompanying slides will be available via the investor relations section of JHG’s website (www.janushenderson.com/IR). A webcast replay will be available for a period of at least seven days following the call.

About Janus Henderson Group plc

JHG is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, quantitative equities, fixed income, multi-asset and alternative asset class strategies.

As at 31 December 2017, JHG had approximately US$371 billion in AUM, more than 2,000 employees and offices in 27 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
+44 (0) 20 7818 2106	Erin Passan
john.groneman@janushenderson.com	+1 (303) 394 7681
erin.passan@janushenderson.com

EMEA:
Angela Warburton +44 (0) 20 7818 3010
angela.warburton@janushenderson.com

United Kingdom: FTI Consulting
Andrew Walton
+ 44 (0) 20 3727 1514

Asia Pacific: Honner
Michael Mullane
+ 61 28248 3740

FINANCIAL DISCLOSURES

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2017	2017	2016	2017	2016
Revenue:
Management fees	493.9	477.7	208.9	1,465.1	867.8
Performance fees	33.5	(2.1)	16.8	103.9	54.8
Shareowner servicing fees	31.4	30.2	—	71.5	—
Other revenue	33.2	31.6	17.7	103.2	77.3
Total revenue	592.0	537.4	243.4	1,743.7	999.9

Operating expenses:
Employee compensation and benefits	172.6	176.7	73.2	543.3	273.5
Long-term incentive plans	36.2	50.9	16.0	150.8	87.5
Distribution expenses	86.7	82.8	46.5	277.3	209.1
Investment administration	12.2	11.7	10.8	43.8	46.2
Marketing	9.8	8.1	4.2	31.2	13.9
General, administrative and occupancy	55.6	54.2	35.9	202.2	109.8
Depreciation and amortization	22.3	14.8	10.8	52.8	27.8
Total operating expenses	395.4	399.2	197.4	1,301.4	767.8

Operating income	196.6	138.2	46.0	442.3	232.1

Interest expense	(4.1)	(4.7)	(0.5)	(11.9)	(6.6)
Investment gains (losses), net	3.0	6.1	(7.6)	18.0	(11.7)
Other non-operating income (expenses), net	(9.0)	8.7	0.2	(1.0)	(1.9)
Income before taxes	186.5	148.3	38.1	447.4	211.9
Income tax provision	285.6	(46.1)	(9.2)	211.0	(34.6)
Net income	472.1	102.2	28.9	658.4	177.3
Net loss (income) attributable to noncontrolling interests	(0.4)	(2.7)	8.9	(2.9)	11.7
Net income attributable to JHG	471.7	99.5	37.8	655.5	189.0
Less: allocation of earnings to participating stock-based awards	12.9	2.8	1.1	17.3	4.5
Net income attributable to JHG common shareholders	458.8	96.7	36.7	638.2	184.5

Basic weighted-average shares outstanding (in millions)	196.3	196.5	108.6	160.7	109.1
Diluted weighted-average shares outstanding (in millions)	197.7	198.2	111.1	162.3	111.1

Diluted earnings per share (in US$)	2.32	0.49	0.33	3.93	1.66
Average AUM (in US$ billions)	366.1	352.7	124.8	265.7	129.0

Note: Fourth quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Pro forma statements of income

The table below reflects GAAP basis results for the three months ended 31 December 2017 and 30 September 2017 and the pro forma results of JHG for the three months ended 31 December 2016 and years ended 31 December 2017 and 31 December 2016, as though the Merger had taken place at the beginning of the period shown.

	Three months ended			Year ended
(in US$ millions)	31 Dec 2017	30 Sep 2017	31 Dec 2016 (pro forma)	31 Dec 2017 (pro forma)	31 Dec 2016 (pro forma)
Revenue:
Management fees	493.9	477.7	432.2	1,853.5	1,746.0
Performance fees	33.5	(2.1)	2.7	84.7	18.2
Shareowner servicing fees	31.4	30.2	28.6	119.7	113.4
Other revenue	33.2	31.6	31.3	124.7	133.0
Total revenue	592.0	537.4	494.8	2,182.6	2,010.6

Operating expenses:
Employee compensation and benefits	172.6	176.7	161.7	698.3	624.7
Long-term incentive plans	36.2	50.9	35.4	182.8	169.6
Distribution expenses	86.7	82.8	79.8	334.5	342.1
Investment administration	12.2	11.7	10.8	43.8	46.2
Marketing	9.8	8.1	10.7	62.8	36.9
General, administrative and occupancy	55.6	54.2	69.3	264.5	237.3
Depreciation and amortisation	22.3	14.8	20.2	66.7	66.9
Total operating expenses	395.4	399.2	387.9	1,653.4	1,523.7

Operating income	196.6	138.2	106.9	529.2	486.9

Interest expense	(4.1)	(4.7)	(4.2)	(18.7)	(21.4)
Investment gains (losses), net	3.0	6.1	(14.0)	19.5	(14.2)
Other non-operating income (expenses), net	(9.0)	8.7	0.1	0.5	2.0
Income before taxes	186.5	148.3	88.8	530.5	453.3
Income tax provision	285.6	(46.1)	(27.7)	179.6	(123.6)
Net income	472.1	102.2	61.1	710.1	329.7
Net (income) loss attributable to noncontrolling interests	(0.4)	(2.7)	8.7	(5.5)	6.5
Net income attributable to JHG	471.7	99.5	69.8	704.6	336.2

Note: Fourth quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Adjusted statements of income

The following are reconciliations of GAAP basis and pro forma basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share. The results for the three months ended 31 December 2017 and 30 September 2017 reconcile GAAP basis amounts to adjusted amounts, while the three months ended 31 December 2016 and years ended 31 December 2017 and 31 December 2016 reconcile pro forma amounts to adjusted amounts. Pro forma amounts are based on the combined results of JHG as though the Merger has taken place at the beginning of the period shown.

	Three months ended			Year ended
(in US$ millions, except per share data or as noted)	31 Dec 2017	30 Sep 2017	31 Dec 2016 (pro forma)	31 Dec 2017 (pro forma)	31 Dec 2016 (pro forma)
Reconciliation of revenue to adjusted revenue
Revenue	592.0	537.4	494.8	2,182.6	2,010.6
Distribution expenses(1)	(86.7)	(82.8)	(79.8)	(334.5)	(342.1)
Adjusted revenue	505.3	454.6	415.0	1,848.1	1,668.5

Reconciliation of operating income to adjusted operating income
Operating income	196.6	138.2	106.9	529.2	486.9
Employee compensation and benefits(2)	9.6	15.3	10.1	54.1	13.5
Long-term incentive plans(2)	1.5	2.8	—	17.6	—
Marketing(2)	(0.7)	0.7	0.9	28.9	0.9
General, administration and occupancy(2)	(0.7)	4.4	15.3	65.8	27.8
Depreciation and amortisation(2),(3)	14.1	7.0	12.6	36.3	36.0
Adjusted operating income	220.4	168.4	145.8	731.9	565.1

Operating margin	33.2%	25.7%	21.6%	24.2%	24.2%
Adjusted operating margin	43.6%	37.0%	35.1%	39.6%	33.9%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	471.7	99.5	69.8	704.6	336.2
Employee compensation and benefits(2)	9.6	15.3	10.1	54.1	13.5
Long-term incentive plans(2)	1.5	2.8	—	17.6	—
Marketing(2)	(0.7)	0.7	0.9	28.9	0.9
General, administration and occupancy(2)	(0.7)	4.4	15.3	65.8	27.8
Depreciation and amortisation(2),(3)	14.1	7.0	12.6	36.3	36.0
Interest expense(4)	0.7	1.3	—	2.7	—
Investment gains (losses), net(5)	(3.1)	—	—	(13.2)	—
Other non-operating income (expenses), net(4)	11.0	(12.7)	0.6	1.7	5.8
Income tax provision(6)	(356.2)	(4.1)	(14.2)	(394.1)	(20.2)
Adjusted net income attributable to JHG	147.9	114.2	95.1	504.4	400.0

Less: allocation of earnings to participating stock-based awards	(4.0)	(3.2)	(2.9)	(14.2)	(11.9)
Adjusted net income attributable to JHG common shareholders	143.9	111.0	92.2	490.2	388.1

Weighted average diluted common shares outstanding — diluted (two class) (in millions)	197.7	198.2	200.3	197.9	200.3
Diluted earnings per share (two class) (in US$)	2.32	0.49	0.36	3.46	1.63
Adjusted diluted earnings per share (two class) (in US$)	0.73	0.56	0.46	2.48	1.94

Note: Fourth quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

(1)    Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenues in the computation of net revenue reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

(2)    Adjustments primarily represent deal and integration costs in relation to the Merger, including severance costs, legal costs, consulting fees and write down of legacy IT systems. JHG management believes these costs do not represent the ongoing operations of the Group.

(3)    Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

(4)    Adjustments primarily represent fair value movements on options issued to Dai-ichi, deferred consideration costs associated with acquisitions prior to the Merger and increased debt expense as a consequence of the fair value uplift on the debt due to acquisition accounting. JHG Management believes these costs do not represent the ongoing operations of the Group.

(5)    Adjustments primarily relate to the gain recognised on disposal of the alternative UK small cap team (‘Volantis team’) on 1 April 2017 and adjustments related to deferred consideration costs for prior acquisitions. JHG management believes these gains do not represent the ongoing operations of the Group.

(6)    The tax impact of adjustments are calculated based on the US or foreign statutory tax rate as they relate to each adjustment; certain adjustments are either not taxable or not tax deductible. In addition, fourth quarter 2017 includes the impact of US tax legislation passed in December 2017.

Balance sheet

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in US$ millions)	31 Dec 2017	30 Sep 2017	31 Dec 2016
Assets:
Cash and cash equivalents	760.1	650.1	279.0
Investment securities	280.4	276.4	79.6
Property, equipment and software, net	70.6	74.3	41.2
Intangible assets and goodwill, net	4,738.7	4,708.5	1,142.8
Assets of consolidated variable interest entities	466.7	497.9	366.0
Other assets	976.7	880.0	524.8
Total assets	7,293.2	7,087.2	2,433.4

Liabilities, redeemable noncontrolling interests and equity:
Debt	379.2	406.0	—
Deferred tax liabilities, net	752.6	1,098.2	70.7
Liabilities of consolidated variable interest entities	21.5	23.2	26.2
Other liabilities	1,074.1	896.6	486.2
Redeemable noncontrolling interests	190.3	210.8	158.0
Total equity	4,875.5	4,452.4	1,692.3
Total liabilities, redeemable noncontrolling interests and equity	7,293.2	7,087.2	2,433.4

AUM

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
AUM 31 Dec 2016	153.3	73.7	46.5	28.0	17.7	319.2
Sales	8.4	5.7	3.0	0.9	1.4	19.4
Redemptions	(10.8)	(5.4)	(6.7)	(1.5)	(2.0)	(26.4)
Net sales / (redemptions)	(2.4)	0.3	(3.7)	(0.6)	(0.6)	(7.0)
Market / FX	11.4	2.3	3.4	1.2	0.3	18.6
AUM 31 Mar 2017	162.3	76.3	46.2	28.6	17.4	330.8
Sales	10.6	5.4	0.7	1.2	2.3	20.2
Redemptions	(9.4)	(6.3)	(2.5)	(1.5)	(1.5)	(21.2)
Net sales / (redemptions)	1.2	(0.9)	(1.8)	(0.3)	0.8	(1.0)
Market / FX	9.9	1.9	2.1	1.1	0.8	15.8
Acquisitions / (disposals)	—	(0.1)	—	—	(0.6)	(0.7)
AUM 30 Jun 2017	173.4	77.2	46.5	29.4	18.4	344.9
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales / (redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market / FX	8.3	1.8	3.0	1.1	0.7	14.9
AUM 30 Sep 2017	182.3	79.4	49.0	30.2	19.6	360.5
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales / (redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market / FX	8.1	0.5	2.5	1.6	0.5	13.2
AUM 31 Dec 2017	189.7	80.1	49.9	31.6	19.5	370.8

Note: FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD. Redemptions include impact of client switches.

Data for periods prior to and including second quarter 2017 present pro forma AUM and flows of JHG as if the Merger had occurred at the beginning of the period shown.

ADDITIONAL DISCLOSURES

Associates and joint ventures

As at 31 December 2017, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Optimum Investment Management Ltd. Ownership 50%

•                  Long Tail Alpha LLC Ownership 20%

Movement in controlled entities

There have been no acquisitions or disposals of controlled entities in the three month period to 31 December 2017.

Basis of preparation

The interim consolidated financial statements contain all adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance US GAAP. All such adjustments are of a normal recurring nature. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Registration Statement, on file with the Securities and Exchange Commission (Commission file no. 333-216824), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus and Henderson are trademarks or registered trademarks of Janus Henderson Investors. © Janus Henderson Investors. The name Janus Henderson Investors includes HGI Group Limited, Henderson Global Investors (Brand Management) Sarl and Janus International Holding LLC.